Exhibit 99.1

FOR IMMEDIATE RELEASE

SPARTAN ENERGY PARTNERS ACQUIRING CSI COMPRESSCO LP’S GENERAL PARTNER FROM TETRA TECHNOLOGIES;

ANNOUNCES NEW EXECUTIVE OFFICERS AND CHANGES

IN THE BOARD OF DIRECTORS

THE WOODLANDS, Texas, January 29, 2021 / PR Newswire / - CSI Compressco LP (“CSI Compressco” or the “Partnership”) (NASDAQ: CCLP) announced today that Spartan Energy Partners LP (“Spartan”) is acquiring from TETRA Technologies, Inc. (“TETRA”), the Partnership’s General Partner, incentive distribution rights (“IDRs”) and a majority of the common units in CSI Compressco previously owned by TETRA. CSI Compressco will continue to be listed on NASDAQ and does not expect any changes to its capital structure as a result of this transaction. CSI Compressco will not issue any common units nor incur any incremental indebtedness as a result of the transaction.

Spartan, a Texas based private company founded in 2010, is a global provider of gas treating, compression and processing services. The management team of Spartan is comprised of energy industry veterans from Hanover Compressor, Exterran and Ariel Corporation. Spartan’s majority owner is Silverhawk Capital Partners.

In connection with the transaction, John Jackson will become Chief Executive Officer of CSI Compressco, replacing Brady Murphy, Jon Byers will become Chief Financial Officer of CSI Compressco, replacing Elijio Serrano, and Rob Price will become Chief Operating Officer of CSI Compressco. John Jackson has over 40 years of experience in the energy industry including serving as Chief Executive Officer of Hanover Compressor, a predecessor company of Exterran Corporation (NYSE: EXTN) and Archrock, Inc. (NYSE: AROC). Jon Byers has 15 years of energy industry experience serving in financial and corporate development roles at Spartan, Price Gregory Services, Inc (a division of Quanta Services (NYSE: PWR)), and private equity firm SCF Partners. Rob Price has over 35 years of experience in the energy industry serving as VP of North America Sales and Product Line Marketing Latin America for Exterran (NYSE: EXTN) and VP of Latin America for Hanover Compressor Company. Previous to those roles he worked for Ariel Compressor Corporation.

No changes are planned to the CSI Compressco leadership team of Roy McNiven, Senior Vice-President Operations; Matthew Pitcock, Vice-President of Sales; Michael Moscoso, Vice-President of Finance; and Lori Rogers, Director of Human Resources.

In addition, Ted Gardner will be appointed Non-Executive Chairman of the Board of Directors of the Partnership’s General Partner (the “Board”). John Jackson, Jon Byers, and Rob Price will join the Board as Spartan affiliated board members. Jim Larson will remain on the Board as Chairman of the Audit Committee, and Steve Gill will join as an independent board member and member of the audit committee. TETRA affiliated board members Brady Murphy, Elijio Serrano, Paul Coombs and Bill Sullivan will resign from the Board in connection with the transaction. In addition, Frank Harrison will retire from the Board.

CSI Compressco’s President and Chief Executive Officer, John Jackson, commented, “We are pleased to acquire the controlling interest in CSI Compressco which we believe to be one of the premier compression services providers with a deep customer base, strong footprint in the key shale basins, and a solid management team. CSI Compressco’s business has significant recurring cash flow characteristics and is well positioned to take advantage of an anticipated market recovery. With Spartan’s existing capabilities, we can add value to further strengthen CSI Compressco’s market position and help grow its business. Our immediate focus will be on delivering to our customers, generating liquidity and improving our capital structure. The CSI Compressco management team has laid the foundation for us, and we look forward to enhancing value to all unit and bond holders.”

TETRA will continue to provide back office support (“Transition Services”) to CSI Compressco for a period of time until CSI Compressco has completed a full separation from TETRA’s accounting, IT and back office support functions. After completion of this transaction, TETRA will continue to own 5.2 million common units of CSI Compressco, or approximately 11% of the total outstanding common units.

Brady Murphy, TETRA’s President and Chief Executive Officer comments, “CSI Compressco has continued to invest in new large horsepower units, information technology and systems, and has focused its fleet on large well-capitalized oil & gas operators. In recent years, we have repositioned CSI Compressco’s business model to deliver consistent and predictable earnings and cash flows. As a result, we believe this is the appropriate time for TETRA to sell the General Partner, IDRs and a majority of the units we own to Spartan, who can provide additional capital support to CSI Compressco to further advance the business model. This transaction will allow TETRA to focus on its Fluids and Water Management and Flowback Services segments. We remain a meaningful owner in CSI Compressco holding 5.2 million common units which will enable us to participate in CSI Compressco’s continued success.”

The sale of the General Partner, IDRs and 10.95 million common units was for consideration of $13.95 million. Additionally, if certain financial targets are achieved by CSI Compressco, TETRA will be entitled to a contingent payment from Spartan of $3.1 million. In December, 2020 TETRA sold to Spartan 15 large horsepower compressors that are subject to a lease agreement with CSI Compressco for $14.2 million. These transactions will not result in CSI Compressco issuing equity or incurring any incremental indebtedness.

The transaction is expected to be completed January 29, 2021 and is not subject to any regulatory reviews nor approvals.

Investor Contact

For further information: Jon Byers, CSI Compressco LP, The Woodlands, Texas, Phone: (281) 364-2279, jbyers@csicompressco.com www.csicompressco.com

About CSI Compressco

CSI Compressco is a provider of compression services and equipment for natural gas and oil production, gathering, artificial lift, transmission, processing, and storage. CSI Compressco’s compression and related services business includes a fleet of more than 4,900 compressor packages providing approximately 1.17 million in aggregate horsepower, utilizing a full spectrum of low-, medium- and high-horsepower engines. CSI Compressco also provides well monitoring and automated sand separation services in conjunction with compression and related services in certain Latin American markets. CSI Compressco’s aftermarket business provides compressor package reconfiguration and maintenance services. CSI Compressco’s customers comprise a broad base of natural gas and oil exploration and production, midstream, transmission, and storage companies operating throughout many of the onshore producing regions of the United States, as well as in a number of foreign countries, including Mexico, Canada and Argentina. CSI Compressco is managed by Spartan Energy Partners.

Forward Looking Statements

This news release contains “forward-looking statements” and information based on our beliefs and those of our general partner, CSI Compressco GP LLC. Forward-looking statements in this news release are identifiable by the use of the following words and other similar words: “anticipates,” “assumes,” “believes,” “budgets,” “could,” “estimates,” “expectations,” “expects,” “forecasts,” “goal,” “intends,” “may,” “might,” “plans,” “planned,” “predicts,” “projects,” “schedules,” “seeks,” “should,” “targets,” “will,” and “would.” These forward-looking statements include statements, other than statements of historical fact, including statements regarding the anticipated closing of Spartan’s acquisition of the Partnership’s general partner, our expectations regarding our business outlook and business plans; the business plans of our customers; an anticipated recovery in oil and natural gas market conditions, and other statements regarding the Partnership’s beliefs, expectations, plans, prospects and other future events, performance, and other statements that are not purely historical. Such forward-looking statements reflect our current views with respect to future events and financial performance, and are based on assumptions that we believe to be reasonable, but such forward-looking statements are subject to numerous risks and uncertainties, including but not limited to: economic and operating conditions that are outside of our control, including: risks related to acquisitions, dispositions and our growth strategy, including Spartan’s anticipated acquisition of the Partnership’s general partner; the trading price of our common units; the severity and duration of the COVID-19 pandemic and related economic repercussions and the resulting negative impact on the demand for oil and gas, operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, remote work arrangements, and supply chain disruptions, other global or national health concerns; and other risks and uncertainties contained in our Annual Report on Form 10-K and our other filings with the U.S. Securities and Exchange Commission (“SEC”), which are available free of charge on the SEC website at www.sec.gov. If any of these risks or uncertainties materialize, or if any of the underlying assumptions prove incorrect, actual results may vary from those indicated by the forward-looking statements, and such variances may be material. All subsequent written and verbal forward-looking statements made by or attributable to us or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to update or revise any forward-looking statements we may make, except as may be required by law.